FOR IMMEDIATE RELEASE

Ceramics Process Systems Corporation
Grant Bennett
President
111 South Worcester Street
Chartley, MA 02712
Telephone: (508) 222-0614 ext 18 Fax: (508) 222-0220
Web Site: www.alsic.com

CERAMICS PROCESS SYSTEMS CORPORATION APPOINTS SANSIVERI, KIMBALL & McNAMEE, LLP AS INDEPENDENT AUDITORS

Chartley, Massachusetts, December 19, 2002. Ceramics Process Systems Corporation (CPS) (OTC Bulletin Board: CPSX) today announced that its Board of Directors, upon the recommendation of its management and Audit Committee, has appointed Sansiveri, Kimball & McNamee LLP to replace PricewaterhouseCoopers LLP ("PWC") as the Company`s independent auditors.

The decision to change auditors was not the result of any disagreement between the Company and PWC. There are no disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During its tenure as the Company`s independent auditors, PWC has provided many years of quality service and has demonstrated a high level of professionalism.

ABOUT CPS

CPS develops, manufactures and markets advanced metal-matrix composites for housing and providing thermal management of high-density electronics. The Company`s products are primarily used in high-density microprocessor assemblies, wireless basestations, motor controllers, and satellite communications.